Exhibit 99.1

ACETO Corporation
4 Tri Harbor Court
Port Washington, New York 11050
“Sourcing and Supplying Quality Products Worldwide”	NEWS RELEASE

FOR IMMEDIATE RELEASE

ACETO Corporation Completes Acquisition of PACK Pharmaceuticals, LLC

Combination Accelerates Business Shift to Higher Margin Finished Dosage Generics

Management to Hold Conference Call to Discuss Transaction at 8:30 a.m. on May 1, 2014

PORT WASHINGTON, N.Y., April 30, 2014 – ACETO Corporation (Nasdaq: ACET), a global leader in the marketing, sale and distribution of products for Human Health, Pharmaceutical Ingredients and Performance Chemicals, today announced that its wholly-owned subsidiary, Rising Pharmaceuticals (“RISING”), has closed the acquisition of 100% of the equity interests of PACK Pharmaceuticals, LLC (“PACK”), a national marketer and distributor of generic prescription and over-the-counter pharmaceutical products. The total transaction value is approximately $100 million.

At closing, ACETO paid $80 million in cash, adjusted for working capital, and $5 million in ACETO stock.   The definitive purchase agreement also provides for potential additional payments totaling no more than $15 million, based on the achievement of certain performance-based targets. The Company is also assuming certain of PACK’s obligations incurred in the normal course of business, subject to the terms and conditions of the purchase agreement. PACK recorded net sales of approximately $46 million for calendar year 2013. Based upon the consideration paid at closing, including receipt of working capital, this transaction represents a multiple of calendar 2013 EBITDA of 8.8 on a pro forma basis, adjusted to include expected cost savings.   Management expects the transaction, including deal-related expenses, to be approximately $0.08 per share  dilutive to fiscal 2014 earnings, slightly accretive to the fiscal 2015 earnings, beginning in the second quarter, and increasingly accretive in years thereafter.

“The strategically important and complementary business combination of PACK with our Rising Pharmaceutical business further increases the mix of higher margin finished dosage generic pharmaceuticals in ACETO’s revenue base and doubles the size of our development pipeline of new generic products,” said Sal Guccione, Chief Executive Officer of ACETO. “In addition, the acquisition establishes ACETO in branded generics for the first time. We welcome the management and employees of PACK Pharmaceuticals to ACETO and look forward to building significant shareholder value together.”

ACETO management, including Albert Eilender, Chairman of the Board, Salvatore Guccione, Chief Executive Officer and Douglas Roth, Chief Financial Officer, will host a conference call to discuss the transaction at 8:30 a.m. EDT on May 1, 2014.  To participate in the conference call, please dial (847) 585-4405 ((888) 771-4371 for toll-free and international callers) approximately 10 minutes prior to the call. Please reference conference ID 37204588.

A live webcast of the conference call will be available in the Investor Relations section of the Company’s website, www.aceto.com.  Please access the website 15 minutes prior to the start of the call to download and install any necessary audio software.

A telephone replay of the conference call will be available from 11:00 a.m. EDT on May 1, 2014 until 11:59 p.m. EDT on May 08, 2014 and may be accessed by calling (888) 843-7419 and reference conference ID 37204588.  An archived replay of the conference call will also be available in the investor relations section of the Company’s website.

ABOUT ACETO

ACETO Corporation, incorporated in 1947, is a global leader in the marketing, sale and distribution of products for Human Health (finished dosage form generics and nutraceutical products), Pharmaceutical Ingredients (pharmaceutical intermediates and active pharmaceutical ingredients) and Performance Chemicals (specialty chemicals and agricultural protection products). With business operations in nine countries, ACETO distributes over 1,100 chemical compounds used principally as finished products or raw materials in the pharmaceutical, nutraceutical, agricultural, coatings and industrial chemical industries. ACETO’s global operations, including a staff of 25 in China and 12 in India, are distinctive in the industry and enable its worldwide sourcing and regulatory capabilities.

FORWARD LOOKING STATEMENTS

This news release contains forward-looking statements as that term is defined in the federal securities laws. The events described in forward-looking statements contained in this news release may not occur. Generally, these statements relate to our business plans or strategies, projected or anticipated benefits or other consequences of ACETO’s plans or strategies, financing plans, projected or anticipated benefits from acquisitions that ACETO may make, or a projection involving anticipated revenues, earnings or other aspects of ACETO’s operating results or financial position, and the outcome of any contingencies. Any such forward-looking statements are based on current expectations, estimates and projections of management. ACETO intends for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as “may,” “will,” “expect,” “believe,” “anticipate,” “project,” “plan,” “intend,” “estimate,” and “continue,” and their opposites and similar expressions are intended to identify forward-looking statements. The forward-looking statements contained in this press release include, but are not limited to, statements regarding the Company’s strategic initiatives including selling finished dosage form generic drugs, and statements regarding the prospects for long-term growth. ACETO cautions you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond ACETO’s control, which may influence the accuracy of the statements and the projections upon which the statements are based. Factors that could cause actual results to differ materially from those set forth or implied by any forward-looking statement include, but are not limited to, risks and uncertainties discussed in ACETO’s reports filed with the Securities and Exchange Commission, including, but not limited to, ACETO’s Annual Report or Form 10-K for the fiscal year ended June 30, 2013 and other filings. Copies of these filings are available at http://www.sec.gov.

Any one or more of these uncertainties, risks and other influences could materially affect ACETO’s results of operations and whether forward-looking statements made by ACETO ultimately prove to be accurate. In addition, periodic high-margin product sales may have a positive material financial impact in a given quarter that may be non-recurring in future quarters, thereby rendering one quarter’s performance not useful as a predictor of future quarters’ results. ACETO’s actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. ACETO undertakes no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

Investor Relations Contact:
LHA
Jody Burfening
jburfening@lhai.com
(212) 838-3777